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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, For Use of the Commission
      Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|X|   Soliciting Material Under Rule 14a-12

                               USA NETWORKS, INC.
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                (Name of Registrant as Specified in Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |X| No fee required.

   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

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   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

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   (5) Total fee paid:

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   |_| Fee paid previously with preliminary materials:

   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

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   (2) Form, Schedule or Registration Statement No.:

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   (3) Filing Party:

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   (4) Date Filed:

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                                                                       Exhibit 1

                                   [USA LOGO]

     DARA KHOSROWSHAHI APPOINTED CHIEF FINANCIAL OFFICER, USA NETWORKS, INC.

January 3, 2002-- New York, NY -- USA Networks, Inc. today announced the appointment of Dara Khosrowshahi as Executive Vice President and Chief Financial Officer for the Company. As CFO, he will oversee all financial matters for USAI. Mr. Khosrowshahi currently serves as Executive Vice President of Operations and Strategic Planning for the Company. In his new role, he will continue to report to Victor Kaufman, Vice Chairman, USAI.

Mr. Khosrowshahi replaces Mike Sileck, Senior Vice President and CFO, USAI, who is leaving the Company to join TMP Worldwide as its CFO. A replacement for Mr. Khosrowshahi is expected to be named shortly.

"Dara Khosrowshahi is an extraordinarily talented executive who has been instrumental in the growth of the Company. He possesses all the skill necessary to perform the wide-ranging functions of the Company's CFO with great skill. Mr. Khosrowshahi's experience in the area of Interactivity will be vital as the Company concentrates all its effects in this fast growing area" said Victor Kaufman, Vice Chairman of the Company.

On December 17, USA Networks, Inc. and Vivendi Universal announced the creation of Vivendi Universal Entertainment (VUE), a joint venture that combines the assets of the USA Entertainment Group and the Universal Studios Group. Upon close of the transaction, USA Networks, Inc. will be renamed USA Interactive, the leader in integrated interactivity. "Mr. Khosrowshahi has been a principal strategic thinker in the creation of USA Interactive. As the Company becomes a pure interactive force, it is perfectly appropriate that Mr. Khosrowshahi oversee the finances of our newly focused enterprise," added Mr. Kaufman.

From August 1999 to July 2000, Mr. Khosrowshahi served as President, USA Networks Interactive, where he oversaw management, operations and strategic planning of the Company's interactive services division including Hotel Reservations Network (NASDAQ:ROOM), SCIFI.COM, Internet Shopping Network, and Ticketmaster (NASDAQ; TMCS), as well as the Company's investment in BET.com. Mr. Khosrowshahi joined USAI in 1998 as Vice President of Strategic Planning, and was promoted to Senior Vice President in May 1999. Prior to joining USAI, Mr. Khosrowshahi served as Vice President, Allen & Company from 1991 to 1998. He received a Bachelor's Degree in Engineering from Brown University in 1991. Mr. Khosrowshahi is a Member of the Board of Directors of Ticketmaster, BET.com, Hotel Reservations Network, Inc., Styleclick, Inc. and ARTISTDirect.

As Senior Vice President and Chief Financial Officer, Mike Sileck managed financial matters for the Company. Before joining USAI, Mr. Sileck served as Vice President of Finance at Sinclair Broadcast Group, Baltimore, MD, where he led financial operations

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for the group of 60 television and 50 radio stations. There, Mr. Sileck was instrumental in the rapid growth of the company, tripling in size over just three years. Prior to that, he served as Director of Finance at River City Broadcasting.

"Mike Sileck has admirably served as the Company's CFO during a period of great growth for the Company. We wish him much success in this new endeavor," said Mr. Kaufman.



USA will file a proxy statement and other relevant documents concerning USA's contribution of its Entertainment Group to a joint venture with Vivendi Universal and certain related transactions with the Securities and Exchange Commission ("SEC"). INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED IN THE FUTURE WITH THE SEC BECAUSE THOSE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE PROPOSED TRANSACTIONS. Investors will be able to obtain such documents free of charge at the SEC's website at www.sec.gov. In addition, such documents may also be obtained free of charge by contacting USA Networks, Inc., 152 West 57th Street, New York, New York, 10019, Attention: Investor Relations.

INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY WHEN AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION CONCERNING THE PROPOSED TRANSACTIONS.

USA and its directors and officers may be deemed to be participants in the solicitation of proxies from USA shareholders to adopt the agreement providing for USA's contribution of its Entertainment Group to a joint venture with Vivendi Universal and the other related transactions described therein. A detailed list of the names and interests of USA's directors and executive officers is contained in the definitive proxy statement on Schedule 14A filed by USA with the SEC on April 9, 2001. Copies of USA filings may be obtained free of charge at the SEC's website at www.sec.gov (http://www.sec.gov).